                                                                   EXHIBIT 10.10
                                      LEASE

     THIS LEASE made on this 3rd day of July, 2000, by and between Pier North Associates, hereafter referred to as "Lessor," the same having its principal office at 4184 Pier North Blvd. Suite A, P.O. Box 310289, Flint, Michigan, 48531, and Tucows.Com, Inc, a corporation having its principal office located at G-3255 Beecher Road, Suite 100, Flint, Mi 48532, hereafter referred to as "Lessee," by and through Scott Swedorski, Vice President, who is duly authorized to execute this Lease on behalf of Lessee.

WITNESSETH:

     In consideration of the rents and covenants hereinafter set forth, the Lessor and Lessee agree as follows:

                                    ARTICLE I

                                    PREMISES

1.1 Lessor, in consideration of the rents to be paid and the covenants and agreements to be performed by Lessee, does hereby demise and lease unto Lessee the real estate and improvements (hereinafter referred to as "premises") situated in the Township of Mt. Morns, County of Genesee, and State of Michigan; said premises is contained within the Pier North Office Center (hereinafter referred to as "Center"), is described in Exhibit A (the same being attached hereto and made a part hereof), and is more commonly known as 4288 Pier North Boulevard, Suite A, Flint, MI 48504.

1.2 The building consists of approximately 20,000 square feet. The Premises consists of approximately 10,000 square feet. It is therefore agreed between the parties that for purposes of computing Lessee's proportional share of common area maintenance, taxes, and insurance expenses as hereinafter provided, Lessee will occupy 50.00% of the proposed building as of the Commencement Date of this Lease.


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                                   ARTICLE II

                                  TERM OF LEASE

2.1 The primary term of this Lease shall be for a period of five (5) years and shall begin September 1, 2000, (Commencement Date). In the event the Commencement Date is other than the first day of a month, then the primary term of this Lease shall be deemed to be five (5) years from and after the first day of the month next following the Commencement Date. In the event the premises is not ready on September 1, 2000, the Commencement Date shall be the earlier of thirty days from the completion of Lessor's Work or when Lessee takes occupancy.

                                   ARTICLE III

                                 OPTION TO RENEW

3.1 Provided this Lease shall then be in full force and effect and Lessee is not then in default, Lessee shall have the option to renew this Lease for one (1) successive term of five (5) years; said option term being subject to the same terms, conditions and provisions as provided under the primary term of the Lease, except as hereinafter provided. Lessee shall notify Lessor of its election to exercise a renewal option in writing, no less than one hundred twenty (120) days prior to the expiration of the primary term in order for such election to be deemed timely.

                                   ARTICLE IV

                                      RENT

4.1 During the continuance of the primary term of this Lease, Lessee shall pay the Lessor as its minimum rental charge for rent of said premises the sum of $8,334.00 on the Commencement Date, and a like sum on the first (1st) day of each and every month thereafter, monthly in advance, during the primary term of this Lease; i.e., $100,000.00 per year. If the Commencement Date is a date other than the first (1st) day of a month, Lessee, on the Commencement Date, shall pay rent for the fractional month. All subsequent rental payments shall be due and payable on the first (1st) day of each and every month thereafter.

4.2 Lessee shall pay as additional rent any money and charges required to be paid pursuant to the terms of this Lease, whether or not the same may be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor.

4.3 All payments of rent or other money payable to Lessor shall be made to Lessor at P.0. Box 310289, Flint, Michigan, 48531, unless notified otherwise. Payment by check shall not be deemed as payment unless the check is honored forthwith by the bank upon which it is drawn, when presented for payment. Should Lessor not receive any rent or other payment obligation within seven (7) days when due, an automatic late payment administrative assessment of seven percent (7%) per annum on the unpaid amount shall then become due and payable to Lessor, without advance notice.

4.4 In the event Lessee exercises any of its options to renew this Lease, Lessee's annual and monthly rental due under paragraph 4.1 for the option term shall be adjusted to reflect changes in the Consumer Price Index U.S. City Average (1982-1984-100), All Items, for all Urban Consumers Index published by the United States Department of Labour's Bureau of Statistics. Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Lessor shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices. The rent shall be adjusted in direct proportion and in the same direction to reflect the percentage change in the Index between the first month of the primary term and the last month of the primary term, provided however that in no event shall Lessee's minimum monthly and annual rental be over less than that paid in the primary term. The base Index shall be the published Index for the Commencement Date of the first year of the primary term of this Lease.

4.5 For example purposes only, if the primary term of the Lease is five years, the annual rent is $100.00, and the percentage change in the Consumer Price Index (CPI) is 20% between the first month of the primary term and the last month of the primary term, then the annual rent for the option term will be $120.00.

4.6 No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.



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

                                    ARTICLE V

                                 USE AND PURPOSE

5.1 The premises shall be continuously used and one hundred percent (100%) occupied only as a general office and for no other use or purpose without the prior written consent of the Lessor. At no time shall Lessee cause the premises to be used for any other purpose without Lessor's prior written approval. The premises shall not be used for any purpose in violation of any law, municipal ordinance or regulation. Lessee shall not use the premises in any manner which would cause the premises to be considered an extra or especially hazardous risk under a standard fire insurance policy. Any violation of this Article shall permit Lessor to terminate this Lease upon Lessee's default.

                                   ARTICLE VI

                                 HAZARDOUS WASTE

6.1 Use of Hazardous Substances. Lessee shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the premises by Lessee, its agents, employees, contractors, licensees or invitees without the prior written consent of Lessor. "Hazardous Substances," as used herein, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or regulation relating to pollution, protection of the environment or public health. "Premises" as used herein is defined elsewhere in the Lease, however, for purposes of this Article, "premises" is further defined to include all structures, fixtures, transformers, underground storage tanks, soil, groundwater and surface water at, in. on or under the premises defined in the Lease. Lessee must demonstrate to Lessor's satisfaction that such Hazardous Substances are necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Substances so brought upon or used or kept in or about the premises, and Lessee maintains high standards of quality control to prevent accidents, spills or releases. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Substances on the premises caused or permitted by Lessee results in contamination of the premises, or if contamination of the premises by Hazardous Substances otherwise occurs for which Lessee is legally liable, either under any environmental law, or to Lessor for damage resulting therefrom then Lessee shall indemnify, defend and hold Lessor, and any property manager of the premises, harmless from any and all claims, judgments,



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

damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the promises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises, damages arising from any adverse impact on marketing of space, damages to adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Lessor or property manager by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency because of Hazardous Substances present in, on or under the premises. Without limiting the foregoing, if the presence of any Hazardous Substances on the premises caused are permitted by Lessee results in arty contamination of the premises, Lessee shall promptly lake all actions at its sole expense as are necessary to return the premises to the condition existing prior to the introduction of any such Hazardous Substances to the premises; provided, however, that Lessor's approval of such actions shall first be obtained. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

6.2 Permitted Substances. Lessor hereby consents to the use or storage on the premises of the following Hazardous Substances for the uses and in amounts indicated, so long as they are used or stored in compliance with all Environmental Laws, good business practices and common sense, and subject to the indemnification provision in Section 6.1 above:

PERMITTED SUBSTANCE               USE                MAXIMUM PERMITTED QUANTITY

None.

Furthermore, such Permitted Substances shall be properly disposed of and all commercially reasonable cleanup procedures shall be diligently undertaken by Lessee.

6.3 Compliance with Law. Lessee, at Lessee's expense, shall comply with all laws, ordinances, regulations and requirements of federal, state, county and municipal authorities pertaining to Lessee's use of the premises and with the recorded covenants, conditions and restrictions, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Substances (as defined herein), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer, pursuant to law, which shall impose any duty upon Lessor or Lessee with respect to the Lessee's use or occupation of the premises.

6.4 Disclosure. At the commencement of this Lease, Lessee shall disclose to Lessor the names and amounts of all Hazardous Substances which Lessee intends to store, use or dispose of on the premises. Thereafter, on January 1 of each year, including January of the year after the termination of the Lease, Lessee shall disclose to Lessor the names, amounts and manner of disposition of any Hazardous Substances previously disclosed to Lessor, or which Lessee intends to store, use or dispose of on the premises.

6.5 Inspection. Lessor and its agents shall have the right, but not the duty, to inspect the premises during normal business hours, unless due to an emergency to determine whether Lessee is complying with the terms of the Lease. If Lessee us not in compliance with the Lease, Lessor shall have the right to enter upon the premises to remedy any contamination caused by Lessee's failure to comply, notwithstanding any other provision of the Lease. Lessor shall use its best efforts to minimize interference with Lessee's business but shall not be liable for any interference caused thereby.

6.6 Default. Any default under the terms of this Article shall be a material default under the Lease, enabling Lessor to exercise any of the remedies set forth in the Lease.

6.7 Assignment and Subletting. In the event Lessee requests Lessor's approval of Lessee's assignment or sublet of this Lease, it shall not be unreasonable for Lessor to withhold its consent to any assignment, encumbrance, sublease, or other transfer if a proposed transferee's anticipated use of the premises involves the generation, storage, use, treatment or disposal of any Hazardous Substances. No consent to any assignment or subletting shall constitute a further waiver of this section. Any such assignment or subletting without such consent shall be void and shall at Lessor's Option constitute a default under the Lease.

                                   ARTICLE VII

                           ACCEPTANCE OF THE PREMISES

7.1 Lessee, upon Lessor's completion of the final Leasehold improvements shown on Exhibit A and described on Exhibit C, shall be deemed to have accepted the premises in its "as is" condition, subject to manufacturer's and contractor's warranties and Lessee having forty-five (45) days from the date of commencement to provide Lessor in writing, a "punch list" of items needing repair or completion. Lessor warrants, subject to the floor plan as shown in Exhibit A and the details of Lessor's Work on Exhibit C, that the heating, air conditioning, water, sewer, plumbing, and electrical systems are adequate for the demised premises, Lessor makes no other warranty with respect to the condition of the premises and/or the mechanical condition of heating, air conditioning, water, sewer, plumbing, and electrical systems unless otherwise provided herein.

7.2 The Lessor will complete the work designated as "Lessor's Work" in Exhibit C attached to this Lease no later than 30 days before the Commencement Date. The Lessee shall be granted joint access to the Leased premises together with the Lessor's contractors within a reasonable time prior to the Commencement of Date of the Lease for the purpose of constructing the Lessee's Leasehold Improvements in conjunction with the Lessor's Work being performed, as defined herein, and without material interruption to Lessor and from Lessor, and preparing the Leased Premises for its intended use, free from Rent until the Commencement date.

                                  ARTICLE VIII

                                UTILITY SERVICES

8.1 Lessor agrees to initially provide the necessary mains and conduits in order that water and sewer facilities, gas (if available) and electricity may be made initially available to the demised premises, and Lessee agrees to promptly pay for its use of the same.

8.2 Lessee shall, within thirty (30) days of its occupation of the premises, provide Lessor with written proof that all utilities to the premises have been placed in accounts naming Lessee as the sole account holder.

                                   ARTICLE IX

                      ALTERATIONS, MAINTENANCE, AND REPAIR

9.1 Lessee, at its sole cost and expense, unless such condition is covered by manufacturer's or contractor's warranty, shall keep, maintain, replace, and repair the interior walls, ceilings, floors, all mechanical components of the premises such as but not limited to all electrical, plumbing, healing, air conditioning in good condition, reasonable wear and tear excepted, the necessity and/or extent of such maintenance, repair, replacement shall be based upon whatever Lessor may reasonably deem appropriate and customary. Lessee's maintenance, replacement, and repair obligations shall also include keeping in good condition and repair all doors, door frames, door checks, windows and window frames. It is the intent of the parties that this provision shall be all inclusive. Lessor shall not be called upon to make any maintenance, replacement, or repairs, whether or not the same are occasioned by the act or negligence of Lessee, its agents, employees, invitees, licensees or contractors, except to the extent that Lessor is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss. Lessor shall not be called upon to make any other improvements or repairs of any kind upon said premises and appurtenances after delivery of occupancy to Lessee as herein provided. Lessor shall warrant the replacement of the heating, air conditioning, and ventilation systems during the first five years of the initial term of this lease as long as the replacement was not necessitated by the negligence of Lessee, its employees, agents, or invitees. Furthermore, Lessor shall warrant the roof during the first five years of the initial term of this lease. Due to the nature of Lessee's business, Lessor acknowledges Lessee's need for proper heating and air conditioning.

9.2 Lessee shall keep and maintain the leased premises in a clean, sanitary, and safe condition and in accordance with the laws of the State of Michigan, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having, jurisdiction, at the sole cost and expense of Lessee, and Lessee shall comply with all requirements of law, ordinance and otherwise, affecting said premises. In the event a structural change is not directly required by Lessee's specific use, then Lessor shall be responsible for the cost and expense of said change.

9.3 Lessee at its own expense, shall install and maintain fire extinguishers devices as may be required from lime to time by any agency having jurisdiction thereof.

9.4 It is mutually understood and agreed that Lessee may alter the premises to adapt it for Lessee's use at Lessee's expense, contingent upon Lessee first obtaining the written approval of Lessee's alteration plans by Lessor including whether Lessor will require to remove said improvements at end of Lease. In the event of any Lessor approved alterations to the premises, is agreed that the same shall become at once a part of the realty and belong to the Lessor, with the exception of Lessee's trade fixtures. In event that as a part Lessor's approval of said alterations, Lessor requires Lessee to remove alterations, Lessee agrees to remove those alterations as are directed by Lessor upon the expiration or termination of this Lease. All removal expenses shall be borne by Lessee. Any damage to the premises caused by such removal shall be repaired and paid for by Lessee.

9.5 Lessee shall indemnify and save Lessor harmless from any and all expenses incurred for the alterations to the premises made by Lessee and/or in the performance of any of Lessee's repair, maintenance, or replacement obligations unless caused by the

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wrongful or negligent act of Lessor, in which case Lessor shall indemnify
Lessee. Furthermore, Lessee shall notify Lessor in writing of the names of all contractors, subcontractors, suppliers, and labourers providing goods and services of more than $2,500.00 in value, and the amount to be paid each for the services and/or supplies they are to provide to the premises for any alteration made therein or thereon and/or in the performance of any of Lessee's repair, maintenance, or replacement obligations. Lessee shall keep the demised premises free from any and all liens arising out of any work performed, materials famished, or obligations incurred by Lessee. Should any claim or lien arise from the supplies or services rendered for said alterations and/or in the performance of any of Lessee's repair, maintenance, or replacement obligations. Lessee shall cause the full and final discharge of such lien or claim within no more than ninety (90) days from Lessee discovering the same. Additionally, Lessee shall notify Lessor in writing within ten (10) days of receiving notice of such claim, or lien. Should Lessee fail to pay for any claim and/or cause the removal of any lien within ninety (90) days of Lessee's discovery of the same, Lessor may, at its option, declare this Lease in default and/or pay the amount of the claim or lien and add such amount to Lessee's next regularly scheduled rental payment and consider the same as additional rent. In the event, within the aforementioned ninety (90) days, Lessor is required by contractual obligation to remove lien, the Lessee shall provide a performance bond in the amount of the Lien to Lessor.

9.6 At the time office expiration of the tenancy created herein. Lessee shall surrender the premises in good condition, reasonable wear and tear, and loss by fire excepted. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any oilier equipment or installations performed by Lessee, or any other obligation of Lessee as herein provided, which replacement, maintenance or repair shall be the responsibility of Lessee, shall be paid for by Lessee, and Lessee shall indemnify and hold Lessor harmless from and against all claims, actions, damages and liability in connection therewith, including, but not limited to, actual attorney fees and other professional fees, and any other costs which Landlord might reasonably incur, likewise, any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations performed by Lessor, or any other obligation of Lessor as herein provided, which replacement, maintenance or repair shall be the responsibility of Lessor, shall be paid for by Lessor, and Lessor shall indemnify and hold Lessee harmless from and against all claims, actions, damages and liability in connection therewith, including, but not limited to, actual attorney fees and other professional fees, and any other costs which Lessee might reasonably incur.

9.7 Any Lessor approved alteration to the premises must comply in all respects with federal, state, and local laws, including but not limited to the American Disabilities Act of 1990 and similar state and local requirements. Lessee agrees that it shall fully indemnify and hold Lessor totally free and harmless from any and all liability with respect to Lessee's failure to comply with the requirements of this section.

                                    ARTICLE X

                           SIGNS, AWNINGS AND CANOPIES

10.1 Lessee shall not place or suffer to be placed or maintained on any exterior door, wall or window of the leased premises, whether temporary or permanent, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter, whether temporary or permanent, on the glass of any window or door of the leased premises without first obtaining Lessor's written approval and consent. Lessee further agrees to maintain any sign, awning, canopy, decoration, lettering, advertising matter or other thing, as may be approved by Lessor, in good condition and repair at all times.

                                   ARTICLE XI

                               ACCESS TO PREMISES

11.1 Lessor, with 24 hour oral or written notice, except in the case of an emergency which notice shall not be required, may enter upon the premises at reasonable business hours for the purpose of inspection. If Lessor reasonably deems any repairs, maintenance, and/or replacement necessary (provided such repairs, maintenance, and/or replacement are the obligation of Lessee under this Lease) it may demand that Lessee make them, and if Lessee refuses or neglects forthwith to commence such repairs, maintenance, and/or replacement and complete the same within ten (10), days of such demand, unless necessitated by emergency, Lessor may make or cause to be made such repairs, maintenance, and/or replacement and shall not be responsible to Lessee for any reasonable loss, interruption, or damage that may accrue to its property or business by reason thereof. In such event. Lessee shall forthwith on demand pay Lessor the cost thereof as additional rental plus the sum of seven percent (7%) of such repairs, maintenance, and/or replacement for Lessor's administrative expenses incurred in processing the same.


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

                                   ARTICLE XII

                                LESSOR'S ADVANCES

12.1 If Lessee shall default in any payment or expenditure required to be paid or expended by Lessee under the terms hereof. Lessor, at its option, may make such payment or expenditure, in which event the amount thereof shall be payable as rental to Lessor by Lessee on the next ensuing rent day, together with interest at seven (7) percent per annum from the date of such payment or expenditure by Lessor until repayment thereof. On default in such payment, Lessor shall have the same remedies on default in payment of rent.

                                   ARTICLE XII

                             COMMON AREA MAINTENANCE

13.1 The use and occupancy by Lessee of the premises shall include the use, in common with all others to whom Lessor has granted or may hereafter grant right to use the same, of the common areas located within the Center and of such other facilities as may be designated from time to time; subject, however, to rules and regulations for the use thereof as prescribed from time to time by Lessor, which are uniform and non-discriminatory. Lessor may, at any time, close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such area, or to discourage non-customer parking, and Lessor may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience thereof. Lessor specifically reserves the right to physically change exterior and interior common areas, if any, and to enclose or diminish such areas and to build and construct upon such common areas and any outlots as Lessor, in its sole discretion, may determine and to enlarge or eliminate common areas provided in no event shall Lessor materially interfere with the egress and ingress to the premises or its visibility from the roadway fronting the premises or lessen the current parking ratio.

13.2 For the purpose of this Article and wherever else used in this Lease, the common area shall be defined as to include, by way of illustration and not limitation, all parking areas, access roads and facilities which may be furnished by Lessor, in or near the Center; the same including employee parking areas, the truckway, or ways, driveways, loading docks and areas, delivery of packages, package pickup stations, pedestrian sidewalks, courts and ramps, landscaped and planting areas, retaining walls, stairways, bus-stops, first aid station, if any, lighting facilities, and all other area and improvements which may be provided by Lessor for the general use in common of other tenants, their officers, agents, employees and customers.

13.3 Lessor agrees, at Lessor's initial cost and expense, to provide a hard surfaced, properly drained, adequately lighted, and landscaped parking area, or parking areas, together with the necessary access roads within the limits of the Center. Lessee acknowledges that it has inspected the same and agrees to accept the same in its "as is" condition subject to Lessee's final review upon the commencement of this lease. Lessor hereby grants to Lessee and Lessee's employees, agents, customers and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, the parking area or areas and access roads within the limits of the Center.

13.4 Lessor further agrees to operate, manage and maintain, replace and/or repair, during the term of this Lease, all parking areas, roads, sidewalks, landscaping, drainage and lighting facilities within the limits of the Center. The term maintenance or repair shall be construed to include such maintenance, repair, or replacement, as Lessor deems reasonably necessary. The manner in which such areas and facilities shall he maintained and the expenditures thereof shall be at the sole reasonable discretion of the Lessor and the use of such areas and facilities shall be subject to such reasonable regulations as Lessor shall make from time to time, provided that Lessor shall not unreasonably reduce or degrade either such areas or the access thereto.

13.5 Lessee agrees to pay to Lessor, in addition to its minimum monthly rent as provided in Article IV above, in the manner hereinafter provided, but not more often than once each calendar month, Lessee's proportionate share of all costs and expenses of every kind and nature paid or incurred by Lessor in operating, equipping, policing, and protecting, lighting, heating, insuring, repairing, replacing, and maintaining the building(s) and improvements of the Center and common areas of the Center, including the cost of insuring all property provided by Lessor which may at any time comprise the Center. Such costs and expenses shall include, but not be limited to, illumination and maintenance and replacement of Center signs and pylons, whether on or off the Center site, and the illumination and maintenance of off-site traffic signal lights and/or directional lights, cleaning, lighting, snow removal, line painting, resurfacing of parking areas and landscaping, premiums for liability and property insurance, exterior building painting, personal property taxes, pro-opening costs, supplies, holiday decorations, the cost of maintenance and replacement of equipment supplying music to the common areas, the reasonable depreciation of maintenance equipment used in the operation and maintenance of the common areas and project areas, and an amount equal to Lessee's proportionate share of seven percent (7%) of the total of all of the foregoing costs and expenses to cover Lessor's administrative costs. During the initial term of this Lease, Lessee shall not be obligated to pay for tile replacement of items considered capital in nature under this paragraph. At Lessee's request and within 30 days after Lessee's receipt of statement from Lessor, Lessor will provide Lessee with copies of the original invoices of vendors for the period covered by aforementioned invoice.

13.6 Lessor will annually estimate the cost of common area maintenance and will notify Lessee of its pro rata share, which shall be paid to Lessor monthly, along with the minimum rent. Notwithstanding anything herein or elsewhere to the contrary, Lessee's obligations under this Section shall commence as of the date of Lessor's delivery of possession of the demised premises to Lessee. An itemized statement showing in reasonable detail all disbursements and charges will be furnished Lessee at least once a year but no more often than every three months and any over or under charges will be adjusted at that time. Any credit or deficiency based upon an annual estimation, shall be adjusted each year on a date determined appropriate by Lessor, with Lessee paying any deficiency in the form of additional rent due the following month, or, if a credit is due, in the form of a reduced maintenance payment for the appropriate number of months.

13.7 Nothing herein shall be construed to prohibit or in anyway restrict Lessor from renting out, splitting-off, or selling any portion of the Common Areas, without credit or right of set-off to Lessee so long as the same does not interfere with Lessee's use of the premises or parking areas.

13.8 Lessor shall have the right to add onto, modify, or further develop the Center without advance notice or approval of Lessee being first required and without credit or right of set-off to Lessee. Should the same occur however, and thus reduce Lessee's percentage of occupation of the Center, Lessee shall be notified of the same, and Lessee's share of the common expenses shall be adjusted proportionately.

                                   ARTICLE XIV

                            RECIPROCAL PARKING RIGHTS

14.1 Lessee shall and does herein grant to Lessor and the employees, agents, service personnel, business invitees of Lessor, and the other tenants in the Center, the unrestricted right to use in common with Lessee, the employees, agents, service personnel, and business invitees of Lessee, the parking area as described on the attached Exhibit B.

14.2 It is further understood and agreed that Lessee shall and does herein grant to Lessor and the employees, agents, service personnel, business invitees of Lessor, and the other tenants of the Center, the unrestricted access to, from, and across the demised premises as described on the attached Exhibit B.

                                   ARTICLE XV

                         PROPERTY TAXES AND LICENSE FEES

15.1 Lessee shall pay when due and before the assessment of any penalty or interest, all taxes, assessments and charge of any kind which shall be levied, assessed or charged upon any personal property located in the premises during the term of the Lease.

15.2 Lessee shall also pay all license fees that may be required by any governmental and/or regulatory authority.

15.3 Lessee shall pay to Lessor as additional rent during each lease year its proportional share of all real property taxes and current installment of assessments (both ordinary and extraordinary) payable by Lessor during each lease year with respect to the entire Center. Should the State of Michigan or any political subdivision thereof, or any governmental authority having jurisdiction thereover, impose a tax and/or assessment other than a franchise tax upon or against the rentals payable hereunder by Lessee to Lessor or receivable rentals either by way of substitution for taxes and assessments levied or assessed against such land and such buildings or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and improvements for the purposes of this Section, and upon reasonable written notice from Lessor, Lessee shall be responsible for the same. However, this provision is not to be construed as imposing any liability on the Lessee for payment of any taxes, assessments, or other charges imposed by government authority upon the income of Lessor or upon the transfer or passing of any interest owed by Lessor in the premises, such as income, succession, or transfer taxes nor shall Lessee be obligated to pay any withholding, profit, or revenue taxes or charges levied upon the rents payable to Lessor.

15.4 Lessee shall pay Lessor such real estate taxes as additional rent within thirty (30) days after billing presented therefor by Lessor. In the event Lessee fails to pay said taxes as herein provided, Lessee shall also be responsible to Lessor for any penalty or interest that may be assessed pursuant to the late or non-payment of said taxes. In the alternative, at Lessor's election Lessor may annually estimate the cost of real estate taxes and special assessments as herein provided and notify Lessee of its pro rata share of the same, which shall be paid by Lessee to Lessor monthly, along with Lessee's minimum monthly rent.

Any credit or deficiency based upon an annual estimation, shall be adjusted each year on a date determined appropriate by Lessor, with Lessee paying any deficiency in the form of additional rent due the following month, or, if a credit is due, in the form of a reduced tax escrow payment for the appropriate number of months. Notwithstanding anything herein or elsewhere to the contrary, Lessee's obligations under this Section shall commence as of the commencement of Lease. Lessee shall pay all assessments (both ordinary and extraordinary) on a monthly basis.

15.5 In the event Lessor shall be required to escrow real estate taxes, Lessee shall pay the same as provided above. Interest income from the escrow fund, if any, shall be applied to the taxes payable.

                                   ARTICLE XVI

                             INSURANCE AND INDEMNITY

16.1 Lessor and Lessee shall indemnify and hold the other harmless from any loss, liability or damages arising from or out of the failure of either to perform its duties and obligations under this lease. It is understood and agreed that all property kept, stored or maintained in the demised premises shall be so kept, stored or maintained at the risk of Lessee only. Lessee shall not suffer or give cause for the filing of any lien against the therein demised premises.

16.2 Lessor shall, during the entire term hereof, keep in full force and effect an extended comprehensive policy of property damage, fire, and public liability insurance with respect to the demised premises, Center, and the common areas which provides such insurance protection to Lessor, and in which the limits of liability are in an amount reasonably deemed adequate by Lessor to protect Lessor from each accident or occurrence for fire, bodily injury, property damages, and such other coverage as Lessor may reasonably deem necessary.

16.3 Lessee shall pay Lessor its pro-rata share of such insurance expenses as additional rent within thirty (30) days after billing presented therefor by Lessor. In the alternative, at Lessor's election, Lessor may annually estimate the cost of such insurance expenses as herein provided and notify Lessee of its pro rata share of the same, which shall be paid by Lessee to Lessor monthly, along with Lessee's minimum monthly rent. Any credit or deficiency based upon an annual estimation, shall be adjusted each year on a date determined appropriate by Lessor, with Lessee paying any deficiency in the form of additional rent due the following month, or, if a credit is due, in the form of a reduced insurance escrow payment for the appropriate number of months. Notwithstanding anything herein or elsewhere to the contrary, Lessee's obligations under this Section shall commence as of the date of Lessor's delivery of possession of the demised premises to Lessee.

16.4 Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incidental to the perils insured against under this Article, which perils occur in, on or about the premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees, to the extent of any recovery by the injured party under such insurance. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in tins Lease.

                                  ARTICLE XVII

                             NON-LIABILITY OF LESSOR

17.1 Lessor shall not be liable for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying any part of the Center of which the premises are a part unless such acts are caused by the wrongful misconduct or negligence of Lessor. Lessee shall be solely responsible for all injuries to persons and property resulting from any accident, explosion, leak or other cause arising in or about the use of the premises and its appurtenances, as hereinbefore stated.

                                  ARTICLE XVIII

                             DESTRUCTION OF PREMISES

18.1 In the event of a total or partial destruction of the said premises during said term, from any cause. Lessor shall forthwith repair the same, provided Lessor determines that such repairs can be made within one hundred twenty (120) days, subject to force majeure and still be in accordance with the laws and regulations of State, Federal, County, and Municipal authorities, and Lessor shall provide for abstinent of rent to the extent the premises are uninhabitable.

18.2 If Lessor determines, at its reasonable, sole discretion and in a reasonable amount of time, that such repairs cannot be made within one hundred twenty (120) days, and subject to force majeure, this Lease may be terminated at the option of Lessor or Lessee.

                                   ARTICLE XIX

                            ASSIGNMENT AND SUBLETTING

19.1 Lessee shall not assign this Lease, nor hypothecate or mortgage the same, or any interest herein, nor sublet the premises, or any part thereof, without the prior written consent of the Lessor, whose consent shall not be unreasonably withheld. Lessor may consent to an assignment or sublet if Lessor determines that, in the reasonable opinion of Lessor, the proposed assignee or sub-lessee is financially responsible and will not adversely affect the character and reputation of the adjacent premises owned by Lessor. In the event of a Lessor approved assignment, such assignment shall not relieve the Lessee of its obligations herein.

                                   ARTICLE XX

                               MEMORANDUM OF LEASE

20.1 Since the panics herein intend that this Lease shall not be recorded, Lessor and Lessee agree to execute and record a short form Lease, entitled "Memorandum of Lease" at Lessor's request for the same.

                                   ARTICLE XXI

                                   RE-RENTING

21.1 For a period commencing one hundred nineteen (119) days prior to the termination of this Lease, Lessor may show the premises to prospective tenants, during reasonable hours and upon one (1) business day advance notice and during reasonable business hours.

                                  ARTICLE XXII

                                    MORTGAGES

22.1 Lessee shall execute any instrument necessary to evidence subordination of this Lease to any mortgage of Lessor. Lessee agrees that this Lease shall be subordinate to any mortgages or trust deeds that may hereafter be placed upon the premises, to any and all advances made or to be made under them, to the interest and all obligations secured by them, and to all renewals, replacements and extensions of them. Provided, however, that in the event of foreclosure, the mortgagee or beneficiary named in any such mortgages or trust deeds and any purchaser under any foreclosure sale shall recognize and honor all of the Lessor's obligations under the Lease if Lessee is not then in default under the terms of this Lease. If any mortgagee or beneficiary elects to have this Lease superior in its mortgage or deed of trust and gives notice of its election to Lessee, then this Lease shall be superior to the lien of any mortgage or trust deed whether this Lease is dated or recorded before or after the mortgage or trust deed.

22.2 Lessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying certain facts including, without limitation, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, and security deposit, if any, and other charges, if any, are paid in advance, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Lessor hereunder, or specifying such defaults, events, or conditions, if any are claimed. It is expressly understood and agreed that any prospective purchaser or encumbrancer of all or any portion of the premises shall be entitled to rely upon any such statement. Lessee's failure to execute and return said document than it shall be conclusive upon lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; and (iii) that not more than two (2) months' rental has been paid in advance. If Lessee fails to deliver the certificate within ten (10) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to a third party.

                                  ARTICLE XXIII

                              CHATTELS AND FIXTURES

23.1 Lessee shall have the right on the expiration of the Lease to remove any of its own fixtures, provided that any damages to the building occasioned by said removal shall be repaired at Lessee's expense. All electrical installations, plumbing installations, walls, partitions, or such other improvements as remain an integral part of the building shall not be removed.

                                  ARTICLE XXIV

                                 EMINENT DOMAIN

24.1 In the event all of Lessee's premises shall be taken or expropriated by public or quasi-public authority, this Lease shall terminate as of the date Lessee shall be deprived of the physical possession thereof, at no expense to Lessor and Lessee shall be relieved of future obligations under this Lease.

24.2 In the event that less than the whole premises shall be taken, or expropriated, and Lessor is unable or fails to provide adjacent property equally suitable, then the minimum rent shall be reduced in accordance with a ratio of the part taken. In the event, more than twenty-five (25%) percent of the premises is taken, then Lessee, at Lessee's sole discretion can terminate this lease.

24.3 In the event of a taking or expropriation of any portion of the premises, if this Lease shall not be terminated as hereinabove provided, this Lease shall continue as to that portion of the premises which shall not have been expropriated or taken and Lessor shall, promptly and with due diligence, restore the premises as nearly as practical to a complete unit of like quality and character as existed just prior to such expropriation. If Lessor reconstructs the building to its original size entirety with proceeds from the expropriation award, the rent shall be reinstated upon completion of the construction or Lessee's commencing business whichever occurs first.

24.4 The entire award of damages or compensation for the premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of the Lessor, and the Lessee hereby assigns to Lessor any and all such award or purchase price. Nothing herein contained shall be deemed or construed to prevent Lessee from interposing and prosecuting, in any condemnation proceeding a claim for the value of loss of business or any trade fixtures installed in the demised premises by the Lessee and in the case of a partial condemnation of the demised premises, the cost, loss, or damages sustained by Lessee as the result of any alterations, modifications, or repairs which may be reasonably required of Lessee in order to place the remaining portion of the demised premises not so condemned in a suitable condition for Lessee's further occupancy.

                                   ARTICLE XXV

                               COVENANTS OF LESSOR

25.1 Lessor covenants and warrants that Lessor has the lawful right and authority to make this Lease; and that Lessee, upon paying the rent herein reserved and performing and observing the covenants and conditions herein contained on Lessee's part to be performed and observed, shall and will peacefully and quietly have, hold and enjoy the premises for the full term of this Lease and any extensions thereof, except in the event of the taking of premises public or quasi-public authority as provided in Article XXIV above.

                                  ARTICLE XXVI

                                   INSOLVENCY

26.1 If any proceedings in bankruptcy or insolvency be filed against Lessee, or if any writ of attachment or writ of execution be levied upon the interest herein of Lessee and such proceedings or levy shall not be released or dismissed within thirty (30) days thereafter, or if any sale of the leasehold interest hereby created, or any part thereof, should be made under any execution or other judicial process, or if Lessee shall make any assignment for benefit of creditors or shall voluntarily institute bankruptcy or insolvency proceedings, Lessor at Lessor's election, may re-enter and take possession of said premises and remove all persons therefrom and Lessor may, at Lessor's option, terminate this Lease.

                                  ARTICLE XXVII

                              SURRENDER OF PREMISES

27.1 Upon termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided herein, forfeiture or otherwise, Lessee shall immediately surrender possession of the premises to Lessor in good and tenantable repair.

27.2 The Lessor and the Lessee further agree that notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required from either party to terminate this Lease on the expiration of the term hereof, anything contained or implied to the contrary notwithstanding. A hold over by the Lessee, its successors or lawful assigns, or lawful sublessees, beyond the expiration of said term, or any properly exercised renewal shall give rise to a tenancy from month-to-month only and said month to month tenancy shall be subject to the same terms and conditions as contained herein.

                                 ARTICLE XXVIII

                               CURATIVE PROVISIONS

28.1 Lessee shall have ten (10) days after receipt of written notice from Lessor to cure any default in the payment of any sums herein required be made. In the event of any Lessor approved Lessee assignment or sublet. Lessor shall give written notice to Lessee of any default committed under this Lease by an assignee or sublessee of Lessee. Any notice which is to be given to Lessee hereunder shall be deemed sufficiently given if sent by Certified or Registered Mail, postage prepaid, to Lessee at the leased premises or at the principle office of Lessee. If Lessee fails to correct such defaults. Lessor may terminate this Lease after the ten (10) day period and retake possession of the premises. In the event the default is of such character as to require more than ten (10) days (any payment obligation excepted) to cure, Lessee shall proceed in a prudent and expeditious manner to cure said default; said period however shall not exceed thirty (30) days from the day of the initial default. Upon failure of the Lessee to follow through and satisfy said default within the thirty (30) day period. Lessor may terminate this Lease with a thirty (30) day notice.

28.2 The subsequent acceptance of rent hereunder by Lessor shall not be deemed a waiver of any preceding breach of any obligation hereunder by Lessee other than the failure to pay the particular payment so accepted, and the waiver of any breach of any covenant or condition by Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof. Furthermore, acceptance of partial or late payment by Lessor of any payment obligation of Lessee, shall not be deemed a waiver of Lessee's breach for failure to pay said payment in a full and timely manner.

28.3 In the case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provision of this Lease, or because of the breach of any other covenant herein contained on the part of Lessee to be kept or performed, and a breach shall be established, both the Lessor and Lessee shall be responsible for its own legal costs and fees.

28.4 Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause or in the event of Lessor obtaining possession of the leased premises, by reason of the violation by Lessee of any of the covenants or conditions of this Lease, or otherwise.

                                  ARTICLE XXIX

                                SECURITY DEPOSIT

29.1 Lessor herewith acknowledges receipt of $2,000.00, which it is to retain as security for the faithful performance and observance of all the covenants, conditions, and agreements of this Lease, on the part of Lessee to be performed and observed, but in no event shall Lessor be obliged to apply the same upon rents or other charges in arrears or upon damages for Lessee's failure to perform the said covenants, conditions and agreements. Lessee shall provide Lessor with an additional $6,334.00 security deposit upon the commencement of this Lease.

29.2 Lessor may so apply the security at its option, but the same security shall in no event be construed as liquidated damages; and Lessor's right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that Lessor holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by Lessor by reason of Lessee's breach of the covenants, conditions, and agreements of this Lease, shall be returned without interest to Lessee, when this Lease is terminated according to these terms. In no event shall said security deposit be returned until Lessee has vacated the premises and delivered possession of the same to Lessor.

                                   ARTICLE XXX

                                     NOTICES

30.1 Any notices or consent required to be given, by or on behalf of either party upon the other shall be in writing and shall be given by mailing such notices or consent by registered or certified mail, return receipt requested or overnight mail courier addressed to the Lessor as follows:

         Pier North Associates
         P.O. Box 310289
         Flint, MI 48531

and to Lessee at:

         Tucows.Com, Inc.
         4288 Pier North Blvd.
         Suite A
         Flint, MI 48504
or at such other address as Lessor or Lessee may designate from lime to time in writing.

                                  ARTICLE XXXI

                         APPLICABLE LAW AND CONSTRUCTION

31.1 The Laws of the State of Michigan shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provisions of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease or a reservation of or option for the premises. Lessor and/or its agents will continue to offer the premises to other interested parties for lease and/or sale until a lease covering all or part of the premises has been fully executed. Lessee is advised that any actions taken by Lessee with respect to the premises prior to Lessee's receipt of a signed Lease by Lessor are at Lessee's own risk.

31.2 All negotiations, considerations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties. Lessee shall have no right to quit the premises, cancel, or rescind this Lease except as said right is expressly granted herein.

31.3 The headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles.

31.4 This Lease has been negotiated by Lessor and Lessee and the Lease, together with all of the terms and provisions hereof, shall be deemed to have been prepared by both Lessor and Lessee.

31.5 Wherever used "Lessor" and "Lessee" shall be deemed to include the heirs, personal representatives, successors, sublessees, and assigns of said parties unless the content excludes such construction.

                                  ARTICLE XXXII

                             RELATIONSHIP OF PARTIES

32.1 It is understood and agreed that the intent of this Lease is to establish a relationship of the parties hereto, that is of landlord and tenant.

                                 ARTICLE XXXIII

                                  MISCELLANEOUS

33.1 Time is of the essence of this Lease and of all the provisions hereof, except in respect to the delivery of possession of the demised premises at the commencement of the term hereof.

33.2 Any addenda or amendments to this Lease, including but not limited to the amendment fixing the term of this Lease, may be signed by only one (1) officer of Lessee.

33.3 Lessee shall fully indemnify and hold Lessor totally free and harmless from any and all liability with respect to any Lessee obligation as described in this Lease; said indemnification to include reasonable attorney fees and costs incurred by Lessor.

IN TESTIMONY WHEREOF, the parties have set their hands counterparts hereof of which shall have the same force and effect as if it were original, on the date(s) below written.


SIGNED IN THE PRESENCE OF:         LESSOR: PIER NORTH ASSOCIATES

                                   By /s/ GARY J. HURAND
----------------------------          ----------------------------------------
                                        Gary J. Hurand
----------------------------       Its: Authorized Partner


SIGNED IN THE PRESENCE OF:         LESSEE: TUCOWS

                                   By /s/ SCOTT SWEDORSKI
----------------------------          ----------------------------------------
                                        Scott Swedorski
----------------------------       Its: Vice President


              (Lessor and Lessee Acknowledgments on following page)

                              LESSOR ACKNOWLEDGMENT

STATE OF MICHIGAN)
               ss
COUNTY OF GENESEE)


On this 20th day of July, 2000, before me personally came Gary J. Hurand, to me known, who being by me duly sworn, did depose and say that he is the duly authorized agent of Lessor described above, that he has full authority to bind said Lessor, and that he has read and approved the terms and conditions as contained above on behalf of said Lessor.


--------------------------------
GENESEE County, MI Notary Public
My Commission Expires 1/19/04



                              LESSEE ACKNOWLEDGMENT

STATE OF MICHIGAN)
               ss
COUNTY OF GENESEE)


On this 19th day of July, 2000, before me personally came Scott Swedorski, to me known, who being by me duly sworn, did depose and say that he/she is the duly authorized agent of Lessee described above, that he/she has full authority to bind said Lessee, and that he/she has read and approved of the terms and conditions as contained above on behalf of said Lessee.


---------------------------------
GENESEE County, MI Notary Public
My Commission Expires 7/5/04

                                   Exhibit A

                        [GRAPHIC OF FLOOR PLAN OMITTED]

                                   Exhibit B

                           [GRAPHIC OF MAP OMITTED]

                                   EXHIBIT "C"

                                  LESSOR'S WORK

LESSOR'S WORK

The Lessor shall finish the Leased Premises in the manner and colour standard to the Building which, without limiting the generality of the foregoing, will include the elements outlined below. All work not specifically described as Lessor's Work, including that work indicated as Lessee's Work in this Exhibit C will be the sole responsibility of the Lessee. The Lessor will complete the work described below 30 days before the Commencement Date, if later than this date, the Lessor will work in conjunction with the Lessee's contractors.

1. Demising Walls: To be in either gypsum wallboard with joints taped, sanded and painted.

2. Floors: Entire floor must be levelled and carpet installed throughout the floor excluding the room shown in Exhibit "A". The Computer room will also be levelled and have tile installed throughout the floor.

3. Ceilings: The Lessor will build drop ceilings throughout the Tucows facility in material deemed appropriate by the Lessor.

4. Electrical: The Lessor will provide three (3) phase 200 amp 600 volt electrical services which is dedicated solely to the Tucows facility. Furthermore, the Lessor will provide a dedicated circuit every 75 square feet with 3-5 outlets spaced apart evenly for each circuit. The Lessor will install sufficient fluorescent lighting throughout the Tucows facility for comfortable visibility during any time of the day. Also, the Computer room will require a minimum of 5 dedicated circuits with 3 outlets per circuit.

5. Plumbing: The Lessor will provide hot and cold water lines and drains to the location of the washrooms in a location determined by the Lessor acting reasonably. Also the Lessor will provide hot and cold water lines and drains capped to the location of the kitchen in a location determined by the Lessor acting reasonably.

6. Washrooms: The Lessor will build the washrooms, including floor and wall tile installation, toilet and urinal installation, stall partition installation, sink and counter installation, hand dryer installation and paper towel dispenser installation.

7. Fire Safety: Provide all fire fighting equipment including smoke detectors and portable fire extinguishers where required by the building and fire departments.

8. Permits: The Lessor will insure the Tucows facility meets all Permits and zones for the area.

9. Project Management: Documentation outlining the details of the Lessor's Construction schedule and timeline shall be provided to the Lessee at the beginning of the Construction. If there are any significant adjustments in the details of the construction of the timeline, then Lessor must notify the Lessee in writing at the earliest possible convenience.

                              ADDENDUM TO THE LEASE

                                     BETWEEN

                              PIER NORTH ASSOCIATES

                                       AND

                                   TUCOWS.COM

RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant an on-going right of first refusal (the "Right of First Refusal") to lease any space which becomes available for lease within the Building (the "Refusal Space") during the Term, or any extensions or renewals. Landlord must give immediate notice to Tenant with regard to any space in the building available for lease as soon as such space becomes available. Tenant shall have five (5) business days after receipt of Landlord's Notice ("Landlord's Notice") to lease such space under the same terms and conditions set forth. If Tenant timely elects to lease the Refusal Space, then the base rental rate shall be the same as the then current Basic Rent under this Lease. The term of the lease for the Refusal Space shall be co-terminus with the term of this Lease. Upon Tenant's rejection or Tenants failure to respond in a timely manner. Landlord may offer such Refusal Space to a third party under the same or less favourable terms and conditions as set forth in Landlord's Notice, and, Tenant shall have no further right to lease the Refusal Space. Notwithstanding the foregoing, if Landlord intends to offer such third party terms and conditions for the Refusal Space more favourable than those originally offered to Tenant, Landlord shall offer to Tenant the more favourable terms and conditions first, to allow Tenant to exercise the option as provided in the above sentences.